Exhibit 99.1

Rubicon Project Announces Record First Quarter Financial Results

LOS ANGELES, California – May 13, 2014 – The Rubicon Project, Inc. (NYSE: RUBI), a leader in advertising automation with one of the industry’s largest independent real-time trading platforms for the buying and selling of advertising, today reported financial results for the first quarter ended March 31, 2014.

•	First quarter revenue was $23 million, up 39% year-over-year

•	First quarter managed revenue[1] was approximately $130 million, up 34% year-over-year

•	Non-GAAP loss per share[2] was $0.15

•	RTB managed revenue[1] grew 75% year over year

“I’m pleased to report record first quarter results,” said Frank Addante, CEO and Chief Product Architect of Rubicon Project. “RTB drove our revenue growth for the quarter, as we continue to outpace the estimated growth of the RTB market. We’re executing well across all of our growth initiatives and remain excited about our market opportunity.”

Q1 2014 Financial Results:

•	Revenue was $23.0 million for the first quarter of 2014, an increase of 39% from $16.6 million for the first quarter of 2013, primarily driven by increases in our managed revenue and take rate.

•	Adjusted EBITDA[2] loss was $1.6 million for the first quarter of 2014 compared to income of $2.0 million in the first quarter of 2013.

•	Net loss was $6.1 million for the first quarter of 2014 compared to a net loss of $2.2 million in the first quarter of 2013.

•	Net loss per share attributable to common stockholders on a GAAP basis was $0.59 for the first quarter of 2014, based on 12.2 million weighted-average shares outstanding. This compares to a net loss per share of $0.28 for the first quarter of 2013, which was based on 11.3 million weighted-average shares outstanding.

•

Non-GAAP loss per share[2] was $0.15 for the first quarter of 2014, based on 26.9 million non-GAAP weighted-average shares outstanding. This compares to a non-GAAP income per share of $0.00 (i.e. breakeven) for the first quarter 2013, which was based on 26.0 million non-GAAP weighted-average shares outstanding. Non-GAAP weighted-average shares outstanding used to calculate non-GAAP loss per share assume the conversion of each share of convertible preferred stock and the net exercise of a preferred stock warrant to one half share of common stock in connection with the Company’s initial public offering, but exclude the 6.4 million shares issued in our initial public offering, which closed in the second quarter.

Key Operational Measures:

•	Managed revenue[1] was $129.6 million for the first quarter of 2014, an increase of 34% from $96.4 million for the first quarter of 2013. The increase was primarily driven by an increase in pricing due to increased bidding activity.

•	Take rate[1] was 17.8% for the first quarter of 2014, compared to 17.2% for the first quarter of 2013.

Guidance:

As of May 13, 2014, we are initiating guidance as follows:

For the second quarter of 2014, we expect:

•	Revenue between $24.5 million and $25.5 million;

•	Adjusted EBITDA[2] loss between $5.0 million and $4.0 million; and

•	Non-GAAP loss per share[2] between $0.24 and $0.21 based on approximately 33.2 million non-GAAP weighted-average shares outstanding.

For the full year ending December 31, 2014, we expect:

•	Revenue between $111.0 million and $114.0 million;

•	Adjusted EBITDA[2] loss between $7.0 million and $5.0 million; and

•	Non-GAAP loss per share[2] between $0.60 and $0.50 based on approximately 32.0 million non-GAAP weighted-average shares outstanding.

The non-GAAP weighted-average shares outstanding used in our guidance for second quarter and full year non-GAAP loss per share include the 6.4 million shares issued in our initial public offering from April 7, the date our IPO closed.

1 Managed revenue and take rate are operational measures. Managed revenue represents advertising spending transacted on our platform and would represent our revenue if we were to record our revenue on a gross basis instead of a net basis. Take rate represents our share of managed revenue.

2 Adjusted EBITDA and non-GAAP loss per share are non-GAAP financial measures. Please see discussion in section “Key Operational and Non-GAAP Financial Measures” and the reconciliations included at the end of this earnings release.

Conference Call Information:

The company will host a conference call on May 13, 2014 at 2:00 PM (PT) / 5:00 PM (ET) to discuss the first quarter, 2014 financial results of operations. The conference call can be accessed at (877) 201-0168 (U.S.) or (647) 788-4901 (International), conference ID# 40993210. The call will also be broadcast simultaneously at http://investor.rubiconproject.com. Following completion of the call, a recorded replay of the webcast will be available on Rubicon Project’s website. Additional investor information can be accessed at http://investor.rubiconproject.com.

About The Rubicon Project, Inc.

Rubicon Project pioneered advertising automation and its technology platform is used by hundreds of the world’s premium publishers and applications to connect with more than 100,000 brands globally since inception. A company driven by innovation, Rubicon Project has engineered the Advertising Automation Cloud, one of the largest real-time cloud and Big Data computing systems, processing trillions of transactions within milliseconds each month. According to comScore March 2014, Rubicon Project reaches 97 percent of U.S. Internet users per month.

Headquartered in Los Angeles, Rubicon Project has offices worldwide. Learn more at RubiconProject.com. Twitter: @RubiconProject.

Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc. All other marks mentioned are the property of their respective owners.

Forward-Looking Statements

This press release and management’s answers to questions during our earnings call may contain forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, our belief that we are executing well across our growth initiatives and that there are exciting market opportunities, our guidance and other statements concerning our anticipated performance, including revenue, margin, cash flow, balance sheet, and profit expectations; development of our technology; introduction of new offerings; scope of client relationships; business mix; sales growth; client utilization of our offerings; market conditions and opportunities; and operational measures including managed revenue, paid impressions, average CPM, and take rate. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technology and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms, including mobile and video; our ability to introduce new solutions and bring them to market in a timely manner; our ability to maintain a supply of advertising inventory from sellers; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; the effects of increased competition in our market and our ability to compete effectively;

the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate future acquisitions of or investments in complementary companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls. We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the caption “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus filed with the Securities and Exchange Commission on April 2, 2014 pursuant to Rule 424(b) under the Securities Act. Additional information will also be set forth in the “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections of our Quarterly Report on Form 10-Q and in other filings we make from time to time with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Key Operational and Non-GAAP Financial Measures

Rubicon Project’s management evaluates and makes operating decisions using various operational and financial measures.

Operational Measures

Managed revenue is an operational measure that represents the advertising spending transacted on our platform, and would represent our revenue if we were to record our revenue on a gross basis instead of a net basis. Managed revenue does not represent revenue reported on a GAAP basis. We review managed revenue for internal management purposes to assess market share and scale. Many companies in our industry record revenue on a gross basis, so tracking our managed revenue allows us to compare our results to the results of those companies. Our managed revenue is influenced by the volume and characteristics of paid impressions, and average CPM.

Take rate is an operational measure that represents our share of managed revenue. We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer’s or seller’s activity on our platform, the implementation of new products, platforms and solution features, and the overall development of the digital advertising ecosystem.

Financial Measures

In addition to the Company’s GAAP results, management also considers non-GAAP financial measures, including adjusted EBITDA, and non-GAAP loss per share. Management believes that these non-GAAP financial measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. This press release includes information relating to adjusted EBITDA and non-GAAP loss per share, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP loss per share eliminate the impact of items that we do not consider indicative of our core operating performance and operating performance on a per share basis. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP measures to their most comparable GAAP financial measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of net loss to adjusted EBITDA” and “Calculation of net loss attributable to common stockholders to non-GAAP loss per share” included as part of this press release.

We define adjusted EBITDA as net loss adjusted for stock-based compensation expense, depreciation and amortization, interest expense, net, change in fair value of convertible preferred stock warrant liabilities, and other income or expense, net, which mainly consists of foreign exchange gains and losses, net, certain other non-recurring income or expenses such as acquisition and related costs, and provision for income taxes. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•	adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, net, change in fair value of preferred stock warrant liabilities, foreign exchange gains and losses as acquisition and related costs, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;
•	our management uses adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our financial performance;
•	adjusted EBITDA is sometimes used by the compensation committee of our board of directors in connection with the determination of compensation for our executive officers; and
•	adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•	depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future; adjusted EBITDA does not reflect any cash requirements for these replacements;
•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, capital expenditures or contractual commitments, and therefore may not reflect periodic increases in capital expenditures, such as an expected significant increase from 2013 to 2014 as a result of a larger amount of our internally developed software costs being capitalized as well as slightly higher costs associated with key initiatives;
•	adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense; and
•	other companies may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, we also consider other financial measures, including net loss.

Non-GAAP loss per share is calculated by dividing non-GAAP net loss by non-GAAP weighted-average shares outstanding. Non-GAAP net loss is equal to net loss attributable to common stockholders excluding the change in fair value of preferred stock warrant liabilities, cumulative preferred stock dividends, stock-based compensation, acquisition and related items expense, foreign currency gains and losses, net, and amortization of intangible assets. The Non-GAAP weighted-average shares outstanding used to calculate non-GAAP loss per share assume the conversion of each share of convertible preferred stock and the net exercise of a preferred stock warrant to one half share of common stock in connection with the Company’s initial public offering as if they had occurred at the beginning of each respective period presented, but exclude the 6.4 million shares issued as part of our initial public offering. The non-GAAP weighted-average shares outstanding used in our guidance for second quarter and full year non-GAAP loss per share include the 6.4 million shares issued in our initial public offering from April 7, the date our IPO closed. We believe non-GAAP loss per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis by taking into consideration all preferred stock ownership on an as-converted basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP loss per share is that other companies may define non-GAAP loss per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Because of these limitations, we also consider the comparable GAAP financial measure of net loss attributable to common stockholders.

Investor Relations Contact

Denise Garcia

ICR

Investor@rubiconproject.com

Media Contact

Ben Billingsley

HORN Group for Rubicon Project

(646) 202-9766

Press@rubiconproject.com

THE RUBICON PROJECT, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$24,464	$29,956
Accounts receivable, net	74,674	94,722
Prepaid expenses and other current assets	4,421	4,141

TOTAL CURRENT ASSETS	103,559	128,819
Property and equipment, net	8,965	8,712
Internal use software development costs, net	8,442	7,204
Goodwill	1,491	1,491
Intangible assets, net	366	510
Other assets, non-current	4,888	3,151

TOTAL ASSETS	$127,711	$149,887

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND COMMON STOCKHOLDERS’ DEFICIT
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$103,176	$120,198
Debt and capital lease obligations, current portion	206	288
Other current liabilities	1,647	2,901

TOTAL CURRENT LIABILITIES	105,029	123,387
Debt and capital leases, net of current portion	3,841	3,893
Convertible preferred stock warrant liabilities	4,441	5,451
Other liabilities, non-current	810	996

TOTAL LIABILITIES	114,121	133,727

Commitments and contingencies
Convertible preferred stock	52,571	52,571
COMMON STOCKHOLDERS’ DEFICIT
Common stock	—	—
Additional paid-in capital	29,061	25,532
Accumulated other comprehensive income	111	96
Accumulated deficit	(68,153)	(62,039)

TOTAL COMMON STOCKHOLDERS’ DEFICIT	(38,981)	(36,411)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND COMMON STOCKHOLDERS’ DEFICIT	$127,711	$149,887

THE RUBICON PROJECT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Revenue	$23,015	$16,600
Expenses:
Cost of revenue[1]	4,460	3,437
Sales and marketing[1]	9,027	6,195
Technology and development[1]	4,677	4,111
General and administrative[1]	11,320	4,634

Total expenses	29,484	18,377

Loss from operations	(6,469)	(1,777)
Other (income) expense:
Interest expense, net	57	91
Change in fair value of preferred stock warrant liabilities	(1,010)	549
Foreign exchange (gain) loss, net	548	(305)

Total other (income) expense, net	(405)	335

Loss before income taxes	(6,064)	(2,112)
Provision for income taxes	50	50

Net loss	(6,114)	(2,162)
Cumulative preferred stock dividends	(1,046)	(1,045)

Net loss attributable to common stockholders	$(7,160)	$(3,207)

Basic and diluted net loss per share attributable to common stockholders	$(0.59)	$(0.28)

Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	12,215	11,327

1 Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31, 2014	March 31, 2013
Cost of revenue	$31	$18
Selling and marketing	577	340
Technology and development	303	368
General and administrative	1,567	778

Total stock-based compensation	$2,478	$1,504

THE RUBICON PROJECT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
OPERATING ACTIVITIES:
Net loss	$(6,114)	$(2,162)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,375	2,061
Stock-based compensation	2,478	1,504
Loss on disposal of property and equipment, net	24	—
Change in fair value of preferred stock warrant liabilities	(1,010)	549
Unrealized foreign currency loss	189	414
Changes in operating assets and liabilities:
Accounts receivable	20,140	8,636
Prepaid expenses and other assets	(580)	(105)
Accounts payable and accrued expenses	(17,858)	(13,962)
Other liabilities	(1,453)	822

Net cash used in operating activities	(1,809)	(2,243)

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(1,127)	(1,782)
Capitalized internal use software development costs	(1,995)	(773)
Change in restricted cash	50	(1,300)

Net cash used in investing activities	(3,072)	(3,855)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options	944	131
Payments of initial public offering costs	(1,473)	—
Repayment of debt and capital lease obligations	(135)	(301)

Net cash used in financing activities	(664)	(170)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	53	(355)
CHANGE IN CASH	(5,492)	(6,623)
CASH—Beginning of period	29,956	21,616

CASH—End of period	$24,464	$14,993

SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	$711	$359
Capitalized stock-based compensation	$107	$33
Deferred offering costs included in accounts payable and accrued expenses	$1,161	$—

THE RUBICON PROJECT, INC.

KEY OPERATIONAL AND FINANCIAL MEASURES

(unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Operational Measures:
Managed revenue (in thousands)	$129,566	$96,359
Take rate	17.8%	17.2%
Financial Measures:
Revenue (in thousands)	$23,015	$16,600
Adjusted EBITDA (in thousands)	$(1,616)	$1,976

THE RUBICON PROJECT, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Financial Measure:
Net loss	$(6,114)	$(2,162)
Add back (deduct):
Depreciation and amortization expense	2,375	2,061
Stock-based compensation expense	2,478	1,504
Acquisition and related items	—	188
Interest expense, net	57	91
Change in fair value of preferred stock warrant liabilities	(1,010)	549
Foreign currency (gain) loss, net	548	(305)
Provision for income taxes	50	50

Adjusted EBITDA	$(1,616)	$1,976

THE RUBICON PROJECT, INC.

CALCULATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP LOSS PER SHARE

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Calculation of non-GAAP loss per share:
Net loss attributable to common stockholders	$(7,160)	$(3,207)

Add back (deduct):

Change in fair value of preferred stock warrant liabilities	(1,010)	549

Cumulative preferred stock dividends	1,046	1,045

Stock-based compensation	2,478	1,504

Acquisition and related items	—	188

Foreign currency (gain) loss, net	548	(305)

Amortization of intangible assets	143	312

Non-GAAP net (loss) income	$(3,955)	$86

Non-GAAP loss per share	$(0.15)	$—

Non-GAAP weighted-average shares outstanding	26,911	26,023

Reconciliation of basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders to non-GAAP weighted-average shares outstanding:
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	12,215	11,327
Conversion of preferred stock	14,410	14,410
Conversion of net exercised preferred stock warrant	286	286

Non-GAAP weighted-average shares outstanding	26,911	26,023